UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2008

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

651 S. Stratford Drive, Suite 100, Meridian, ID   83642

(Address of principal executive offices)   (Zip Code)

(800) 824-3703

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

MWI Veterinary Supply, Inc. ("MWI" or "the Company") announced today that it has entered into an agreement to purchase substantially all of the assets of AAHA Services Corporation (“ServCo”), operating as AAHA MARKETLink, for a cash purchase price of $10 million, and simultaneously has entered into a long-term sponsorship and licensing agreement between MWI and American Animal Hospital Association (“AAHA”).  The purchase price is subject to a post-closing working capital adjustment.  The transaction, which will be deemed effective as of July 1, 2008, is pending final approval from the ServCo shareholders and is expected to close on July 15, 2008.  AAHA holds 80% ownership in ServCo.  The Company also entered into a sales agreement to provide logistics on behalf of AAHA MARKETLink effective July 1, 2008 and this agreement will remain effective until the final approval of the purchase transaction is received from the ServCo shareholders.

The sponsorship agreement, which will be considered effective July 1, 2008 upon the closing of the transactions contemplated by the asset purchase agreement, provides for a $1.5 million sponsorship fee to be paid by MWI to AAHA in payments of $150,000 per year over the next 10 years.  In return, MWI will be recognized as the exclusive endorsed distributor of animal health products for AAHA.  Both MWI and AAHA will jointly decide how the sponsorship fee will be allocated to various sponsorship opportunities.  The agreement may be terminated for a material breach by either party upon forty-five (45) days written notice.  The breaching party shall have thirty (30) days to make reasonable efforts to cure the default.

The licensing agreement, which will be considered effective as of July 1, 2008 upon the closing of the transactions contemplated by the asset purchase agreement, allows MWI to use the registered mark of “AAHA MARKETLink” as well as a non-exclusive license to use the AAHA name and the AAHA membership and mailing lists.  MWI has agreed to pay an annual license fee and royalty payment of a minimum of $25,000 in exchange for these rights.  The term of this agreement is 10 years and is renewable thereafter for successive one year periods, unless either party shall provide one hundred eighty (180) days written notice, to the other party, electing to not renew the agreement.  The agreement may be terminated for a breach by either party upon ninety days written notice.  The breaching party shall have thirty (30) days to make reasonable efforts to cure the default.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.

Date: July 2, 2008	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration and Chief Financial Officer